Exhibit 10.4

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement, dated as of November 1, 2016, is entered into by and between B.R. JOHNSON, LLC, a Delaware limited liability company (the “Company”) and LORRAINE CAPITAL, LLC, a New York limited liability company (“Lorraine”).

WHEREAS, the Company desires to engage Lorraine to render certain management services to the Company and Lorraine desires to provide such services to the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1.              Services.

1.1           Engagement of Lorraine. The Company hereby retains Lorraine to render the management services described in this Section 1 during the term of this Agreement, and Lorraine hereby agrees to provide such services to the Company during the term hereof.

1.2          Management Services. During the term of this Agreement, Lorraine agrees to:

(a)       provide management services to the Company, including monitoring the business of the Company and conducting periodic reviews and analyses of such business as reasonably requested by the Company or by Regional Brands Inc., a Delaware corporation (“Regional Brands”);

(b)       evaluate potential merger and acquisition opportunities, including financial modeling, industry research, management evaluation and other due diligence services, in each case as reasonably requested by the Company or by Regional Brands; and

(c)       manage all accounting/financial duties and reporting functions including preparing and distributing monthly and quarterly unaudited financial statements and annual audited financial statements as well as annual budgets as may be reasonably requested by the Company or by Regional Brands, including, with respect to such financial statements, in sufficient time and in such form and substance as are needed to enable Regional Brands to timely file the reports filed by it under the Securities Exchange Act of 1934, as amended, and assist and support Regional Brands’ compliance with applicable requirements of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities and Exchange Commission promulgated under each of the foregoing.

1.3          Extent of Services. In carrying out its obligations under this Section 1, Lorraine shall devote such of its time and personnel as may be reasonably required to discharge its obligations to provide services hereunder and shall have regard to the objectives of the Company and of Regional Brands with respect to their respective businesses and any specific instructions from time to time communicated in writing by the Company or by Regional Brands to Lorraine with respect to the respective businesses of the Company and Regional Brands and the services provided hereunder. Lorraine shall perform the services hereunder with the same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs. Lorraine shall be free to render similar services to others.

Section 2.               Expense Reimbursement and Compensation.

2.1           Reimbursement of Expenses. Lorraine shall be reimbursed within ten (10) business days after the submission to the Company of a reasonably detailed invoice for any out-of-pocket expenses reasonably incurred by Lorraine or any of its personnel in connection with the provision of the services described in Section 1 hereof, but not to exceed $25,000 annually without Regional Brands’ prior written consent; provided that Lorraine shall not be entitled to any reimbursement hereunder for any of its general overhead, including, compensation or benefits payable to its employees.

2.2           Fees.

(a)       Subject to subsections (c) and (d) below, as compensation for the services provided pursuant to this Agreement, the Company shall pay Lorraine an annual fee in the amount of the greater of (i) $75,000 or (ii) five percent (5%) of the annual EBITDA (as defined below) of the Company (the “Management Fee”), payable in quarterly installments, in arrears, and payable on a pro-rated basis for any partial months.

(b)       EBITDA shall be determined by mutual agreement of Lorraine and Regional Brands. In the event that Lorraine and Regional Brands are unable to agree upon EBITDA for the applicable period within twenty (20) days after their commencement of discussions regarding the calculation of EBITDA, they shall submit any items in dispute (“Disputed Amounts”) for resolution to an independent public accounting firm to be agreed upon by Lorraine and Regional Brands (the “Independent Accountant”), who shall resolve the Disputed Amounts only and determine EBITDA accordingly. The Independent Accountant’s decision for each Disputed Amount must be within the range of values assigned to each such item by Lorraine, on the one hand, and Regional Brands, on the other hand. The Independent Accountant shall make a determination as soon as practicable and in any event within thirty (30) days after its engagement, and its resolution of the Disputed Amounts and resulting determination of EBITDA shall be conclusive and binding upon the parties hereto and may be entered as a final judgment in any court of competent jurisdiction. The fees and expenses of the Independent Accountant shall be paid by the Company.

(c)       In the event that EBITDA for any fiscal year ended during the term of this Agreement is negative, any such negative amount shall offset (on a dollar-for-dollar basis) any positive EBITDA achieved during the next subsequent fiscal year only for purposes of determining Lorraine’s entitlement to, and the amount of, the Management Fee hereunder. Notwithstanding the foregoing, in no event shall the Management Fee be less than $75,000 for any fiscal year.

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(d)       Within one hundred fifty (150) days after the end of each fiscal year, the Management Fees calculated and paid pursuant to subsections (a), (b) and (c) above shall be increased or decreased to the extent that the actual, aggregate EBITDA for such fiscal year, determined in the manner provided above based on the Company’s audited financial statements for such fiscal year, is higher or lower than the EBITDA calculated in connection with the quarterly calculations above. The amount of any adjustment, if any, shall be offset against or added to the amount of Management Fees due and owing for subsequent quarterly payment(s) due or, at the election of Regional in the event of a downward adjustment, refunded to the Company by Lorraine.

(e)       “EBITDA” shall mean the normalized earnings of the Company, for the applicable measurement period, before interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles consistently applied.  For purposes of normalizing earnings, earnings will be calculated without giving effect to extraordinary or non-recurring gains or losses, whether from sales of assets (other than inventory sold in the ordinary course of business) or from other sources.

Section 3.              Term; Termination.

3.1          Term of Agreement. This Agreement shall become effective on the date hereof and shall continue in full force and effect unless and until terminated in accordance with Section 3.2(a) below.

3.2          Termination.

(a)       Termination. Either party hereto or Regional Brands may terminate this Agreement upon sixty (60) days’ prior written notice to the other party for any reason or for no reason. In connection with any such termination, Lorraine agrees to cooperate with the Company in transitioning any responsibilities of Lorraine to a new service provider. Further, this Agreement shall terminate upon the consummation of a Company Sale (as defined in the Limited Liability Company Agreement, dated as of November 1, 2016, of the Company (as the same may be amended and/or restated from time to time, the “LLC Agreement”)).

(b)       Effect of Termination. From and after the effective date of any termination pursuant to Section 3.2(a) hereof, the Company shall have no liability to Lorraine for any compensation hereunder, and Lorraine shall have no obligation to perform services hereunder. Upon effectiveness of the termination of this Agreement, Lorraine shall return to the Company all original records belonging to the Company. Lorraine will maintain confidential and, except to the extent required by law or legal process, not disclose to others any information or records received by it from or on behalf of the Company in connection with the performance of this Agreement, which obligation will survive any termination of this Agreement. Notwithstanding anything to the contrary contained herein, in the event of termination of this Agreement, the Company shall remain obligated to reimburse the Lorraine for its expenses incurred prior to the effectiveness of such termination in accordance with, and subject to, the provisions of Section 2.1 hereof.

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(c) Transition Services. Following a termination of this Agreement by Regional Brands pursuant to Section 3.2(a) above, Regional Brands may elect, by notice to Lorraine, to engage Lorraine to continue to provide management services to the Company hereunder for a period of no less than six (6) months. In consideration of providing such services, the Company shall pay Lorraine a fee in the amount of ten percent (10%) of the EBITDA for such period. The management fees payable hereunder shall be calculated by the Company and paid within twenty (20) days of the end of such six (6) month period. Any dispute regarding the amount of management fees payable under this Section shall be finally determined by the Independent Accountant pursuant to Section 2.2(b).

Section 4.              Miscellaneous.

4.1          Assignment. Neither Lorraine nor the Company may assign this Agreement or their respective rights or obligations hereunder to any third party; provided, however, that Lorraine may assign any or all of its rights or obligations hereunder to an entity which controls, is controlled by, or is under common control with Lorraine.

4.2           Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by facsimile, when receipt thereof is acknowledged at the telecopy number below, (c) the day following the day on which the same has been delivered prepaid for overnight delivery to a national air courier service, (d) five (5) business days following deposit in the United States Mail, certified, postage prepaid, to the respective addresses of the parties as set forth below:

If to the Company,             B.R. Johnson, LLC

to:                                       6960 Fly Road

East Syracuse, New York 13057

Attention:

Email:

Fax:

and                                      Regional Brands Inc.

6060 Parkland Boulevard

Cleveland, Ohio 44124
Attention: Brian Hopkins216-825-4000
Email: brian@ancora.net

Fax: (216) 825-4001

If to Lorraine, to:                Lorraine Capital, LLC

591 Delaware Avenue
Buffalo, New York 14202

Attention: Justin Reich
Email: jreich@lorrainecapital.com
Fax: (940) 382-9966

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4.3          Waiver; Remedies. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver hereunder must be in writing. All rights and remedies which the Company or Lorraine may have under this Agreement are cumulative and in addition to any rights or remedies under applicable law or in equity. Any amendment, modification, or waiver of any provision of this Agreement must be in writing shall require the prior approval of the Board of Managers and the members of the Company as provided in the LLC Agreement.

4.4           Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and Lorraine and their respective successors and permitted assigns.

4.5           No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except that Regional Brands shall be an express third-party beneficiary of this Agreement and shall have the right to enforce all rights and remedies of the Company and/or Regional Brands under, or with respect to, this Agreement.

4.6           Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

4.7           Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws principles. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.8          Relationship of Parties. The parties agree that Lorraine in the performance of its duties hereunder is an independent contractor acting as the agent of the Company, and that nothing contained herein shall constitute either party as employee or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization, joint venture, or partnership between the parties hereto or as giving Lorraine any type of property interest in the Company, nor is any party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, except as otherwise provided herein, nor shall any party be in any way liable to the other party for any debt of the other. The Company acknowledges that neither Lorraine nor any of its principals is registered under any federal or state law, rule or regulation as an investment advisor or securities broker or dealer and agrees that Lorraine, unless and until registered, shall not be subject to restrictions thereunder in its relationship with the Company, including without limitation the nature and amount of compensation received for services hereunder.

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4.9          Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof.

4.10        Indemnification. The Company hereby agrees to indemnify and hold Lorraine, its managers, members, officers, employees and agents harmless from, against, for and in respect of any loss, obligation, claim, liability, settlement payment, award, judgment, fine, penalty, interest charged, expense, damage or deficiency or other charge or expense (including reasonable attorneys’ fees and disbursements and related court filing fees, court costs, witness fees and similar matters, in each case whether incurred in a third party action or an action to enforce this Agreement) incurred or required to be paid as a result of or arising out of its entering into this Agreement or its providing services hereunder; provided, however, that a party shall not be entitled to any indemnification pursuant to this Section 4.10 if a court of competent jurisdiction has finally determined that such party is guilty of actual fraud, willful misconduct or gross negligence.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

B.R. JOHNSON, LLC

By:	/s/ Justin M. Reich
	Name:	Justin M. Reich
	Title:	Manager

LORRAINE CAPITAL, LLC

By:	/s/ Justin M. Reich
	Name:	Justin M. Reichu
	Title:	Member

[Signature Page to Management Services Agreement]